                                                                     EXHIBIT 4.1










          FAMTEC EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST
                      (As Amended and Restated Effective
                              as of June 1, 1989)
--------------------------------------------------------------------------------






                               Chapman and Cutler
                                    Chicago

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                 PAGE
-------                                                                 ----
   1      General                                                         1
               History, Purpose and Effective Date                        1
               The Employers and Related Companies                        1
               Plan Administration, Trust Agreement                       2
               Plan Year                                                  2
               Accounting Date                                            2
               Applicable Laws                                            2
               Gender and Number                                          2
               Notices                                                    2
               Evidence                                                   2
               Action by Employers                                        2
               No Reversion to Employers                                  3
               Prior Elections                                            3
               Spousal Consent                                            3

   2      Participation                                                   3
               Participants                                               3
               Participation Upon Re-Employment                           3
               Participation Not Contract of Employment                   4

   3      Service                                                         4
               Years of Service                                           4
               Hour of Service                                            4
               One-Year Break-in-Service                                  6
               Leased Employees                                           6

   4      Participant Contributions                                       6
               Pre-Tax Contributions                                      6
               After-Tax Contributions                                    7
               Variation, Discontinuance or Resumption
                 of Participant Contributions                             7
               Form of Election                                           7
               Compensation                                               7

   5      Employer Contributions
               Employer Pre-Tax Contributions                             8
               Employer Matching Contributions                            8
               Profit Sharing Contribution                                8
               Time for Making Profit Sharing
                 and Matching Contributions                               8

SECTION                                                                 PAGE
-------                                                                 ----
   6      Transfers From Related Plans                                    8

   7      Participant Accounts                                            9
               Accounts to be Established                                 9
               Adjustments to Participants' Accounts                      9

   8      Allocation of Contributions                                    10
               Allocation of Profit Sharing
                 Contributions                                           10
               Allocation of Pre-Tax or Matching
                 Contributions                                           11

   9      Limitations on Compensation, Contributions and
          Allocations                                                    11
               Compensation                                              11
               Limitations on Annual Additions                           12
               Combined Plan Limitation                                  12
               Reduction of Contribution Rates                           13
               Excess Annual Additions                                   13
               Limitations Under Code Section 402(g)                     13
               Disposition of Excess Elective Deferrals                  14
               Limitations Under Code Section 401(k)(3)                  14
               Disposition of Excess Pre-Tax Contributions               15
               Limitations Under Code Section 401(m)(2)                  16
               Disposition of Excess Aggregate
                  Contributions                                          17
               Multiple Use of Alternative Limitation                    17
               Highly Compensated Employee                               18

  10      Trust Assets                                                   19
               Trust Exclusive Owner                                     19
               Investment of Trust Fund by Trustee                       19
               Fixed Income Fund                                         20

  11      Vesting                                                        21
               Vesting of Accounts                                       21
               Forfeitures                                               22

  12      Pre-Termination Withdrawals and Loans                          23
               Pre-Termination Withdrawals                               23
               Hardship                                                  23
               Loans to Participants                                     24

SECTION                                                                 PAGE
-------                                                                 ----
  13      Distribution on Termination or Transfer
          of Employment                                                  26
               Limits on Commencement and Duration
                 of Distributions                                        26
               Form of Distribution on Termination of
                 Employment                                              28
               Special Rules Governing Annuity Elections                 30
               Small Account Balances                                    31
               Reemployment                                              32
               Distributions to Persons Under Disability                 32
               Interests Not Transferable                                32
               Absence of Guaranty                                       32
               Designation of Beneficiary                                32
               Missing Recipients                                        33
               Transfers to Related Plans                                34

  14      The Committee                                                  34
               Membership                                                34
               Rights, Powers and Duties                                 35
               Application of Rules                                      35
               Remuneration and Expenses                                 35
               Indemnification of the Committee                          35
               Exercise of Committee's Duties                            35
               Information to be Furnished to Committee                  36
               Resignation or Removal of Committee Member                36
               Appointment of Successor Committee Members                36

  15      Powers, Rights and Duties of Trustee                           36
               Administration of Trust Assets                            36
               Individual Trustees                                       37
               Employment of Investment Manager                          37
               Expenses                                                  38
               Qualification Under Internal Revenue Laws                 38
               Removal of Trustee; Appointment of Successor              38
               Trustee's Duties Limited                                  38
               Finality of Trustee's Decision or Acts                    39
               Trustee Indemnification                                   39

  16      No Reversion to Employers                                      39

SECTION                                                                 PAGE
-------                                                                 ----
  17      Amendment and Termination                                      40
               Amendment                                                 40
               Limitations on Right to Amend                             40
               Termination                                               41
               Merger and Consolidation of Plan,
                 Transfer of Plan Assets                                 41
               Vesting and Distribution on Termination
                 and Partial Termination                                 41
               Notice of Amendment, Termination or
                 Partial Termination                                     42

  18      Execution of Agreement                                         42
               Counterparts                                              42
               Acceptance by Trustee                                     42
               Execution                                                 42



SUPPLEMENT A

     FAMTEC EMPLOYEES' SAVINGS AND PROFIT SHARING PLAN AND TRUST
        (As Amended and Restated Effective as of June 1, 1989)
     -----------------------------------------------------------

     THIS AGREEMENT is made this 22nd day of August, 1989, by and between FamTec International, Inc. (the "Company"), and James N. Farley, James V. Keefe and Charles A. Kelly {collectively the "Trustee").

                                   SECTION 1

                                    General

     1.1. History, Purpose and Effective Date. Effective May 31, 1964, Speedfam Corporation established the Speedfam Employees' Profit Sharing Plan and Trust to assist its eligible employees in providing for their future security. In June, 1988, Speedfam Corporation was restructured and renamed FamTec International, Inc. The following provisions constitute an amendment, restatement and continuation of the Speedfam Employees' Profit Sharing Plan and Trust as in effect immediately prior to June 1, 1989, the "Effective Date" of the savings and profit sharing plan as set forth herein, which on and after the Effective Date shall be known as the FamTec Employees' Savings and Profit Sharing Plan and Trust (the "Plan"). The Plan is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan as applied to any group of employees, with the consent of the Company, may be modified or supplemented from time to time by the adoption of one or more Supplements. Each such Supplement shall form a part of the Plan as of the Supplement's effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

     1.2. The Employers and Related Companies. The Company and each Related Company which, with the consent of the Company, adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer". The term "Related Company" means any corporation or trade or business during any period that it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and 414(c), respectively, of the Code), and, if so designated by the Company, any other corporation during any period that 50% or more of its voting stock is owned directly or indirectly by the Company.

     1.3. Plan Administration, Trust Aqreement. The authority to control and manage the operation and administration of the Plan shall be vested in the committee ("Committee") described in Section 14. The Company shall be the Administrator of the Plan, and shall have the rights duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974 ("ERISA") and of a "plan administrator" as that term is defined in section 414(g) of the Code. All contributions made under the Plan will be held, managed and controlled by one or more trustees (the "Trustee") acting under the Trust which forms a part of the Plan and, to the extent provided herein, by one or more investment managers.

     1.4. Plan Year. The term "Plan Year" means the twelve-consecutive-month period beginning on each June 1.

     1.5. Accounting Date. The term "Accounting Date" means the last day of each Plan Year.

     1.6. Applicable Laws. The Plan shall be construed and administered according to the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

     1.7. Gender and Number. Where the context admits, words in any gender shall include all other genders, words in the singular shall include the plural and the plural shall include the singular.

     1.8. Notices. Except as otherwise provided by the Committee, any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company at its principal business offices. Any notice required under the Plan may be waived by the person entitled to notice.

     1.9. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper parties.

     1.10. Action bY Employers. Any action required or permitted to be taken by the Company or any other Employer under the Plan shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors or, if such Employer is not a corporation, by action of its governing body or by a person or persons authorized by such governing body.

     1.11. No Reversion to Employee. Except as otherwise specifically provided herein, no part of the corpus or income of the Trust shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan.

     1.12. Prior Elections. Except to the extent otherwise provided by the Committee or by the following provisions of the Plan, all elections and designations in effect under the Plan immediately prior to the Effective Date shall continue in effect thereafter until changed by the person making the election.

     1.13. Spousal Consent. Any election by a Participant under the Plan which, by its terms, requires Spousal Consent, shall be effective only if:

     (a) the Participant's spouse consents in writing to such election and the consent acknowledges the effect of the election and is witnessed by a notary public or a Plan representative appointed or approved by the Committee; or

     (b) it is established to the satisfaction of a Plan representative appointed or approved by the Committee that the consent required under paragraph (a) above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

                                   SECTION 2

                                 Participation

     2.1. Participants. Each employee of an Employer who was employed by an Employer immediately prior to the Effective Date shall become a Participant as of the Effective Date, subject to the conditions and limitations of the Plan. Each other employee of the Employers will become a Participant on the first day of any subsequent December or June on which he has completed one Year of Service (as defined in subsection 3.1).

     2.2. Participation Upon Re-Employment. A Participant whose employment terminates and who is subsequently re-employed shall re-enter the Plan as a Participant on the date of his re-employment. In the event that an employee completes the eligibility requirements set forth in Section 2.1 above his employment terminates prior to becoming a Participant and he is subsequently re-employed, such employee shall be deemed to have met said eligibility requirements as of the date of his re-employment and shall become a Participant on the date of his re-employment; provided, however, that if he is re-employed prior to the date he would have become a Participant if his employment had not terminated, he shall become a Participant as of the date he would have become a Participant if his employment had not terminated. Any other employee whose employment terminates and who is subsequently reemployed shall become a Participant in accordance with the provisions of said Section 2.1.

     2.3. Participation Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the terms of the Plan unless such right or claim is specifically accrued under the terms of the Plan.

                                   SECTION 3

                                    Service

     3.1. Years of Service. The term "Year of Service" means, with respect to any employee or Participant, any Plan Year during which he completes at least 1,000 Hours of Service (as defined in subsection 3.2); provided that the twelve-consecutive-month period commencing on the date on which the employee first completes an Hour of Service shall be deemed to be a Year of Service if he completes at least 1,000 Hours of Service during such twelve-consecutive-month period.

     3.2. Hour of Service. The term "Hour of Service" means, with respect to any employee or Participant, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or Participant or agreed to by an Employer or a Related Company, subject to the following:

     (a) an employee or Participant shall be credited with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave or absence but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related Company; provided, however, that an employee or Participant shall not be credited with more than 501 Hours of Service under this paragraph (a) for any single continuous period during which he performs no duties for an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with the applicable workmen's compensation, unemployment compensation or disability insurance laws.

     (b) Solely for purposes of determining whether an employee or Participant has incurred a One-Year Break-in-Service, the employee or Participant shall be credited, to the extent not otherwise credited in accordance with the foregoing provisions of this subsection 3.2, with 8 Hours of Service for each day (to a maximum of 40 Hours of Service for each calendar week) for any period during which an employee is absent from active employment with an Employer or Related Company by reason of the employee's pregnancy, the birth of a child of the employee, or the placement of a child with the employee in connection with the employee's adoption of such child, and, in each case, the care of such child immediately after its birth or placement; provided that in no event shall more than 501 Hours of Service be credited under this paragraph (b). Hours of Service credited in accordance with the foregoing sentence shall be credited for the Plan Year during which the absence begins to the extent that such crediting would prevent the employee from incurring a One-Year Break-in-Service during that year and, in each other case, shall be credited in the immediately following Plan Year.

     (c) Solely for purposes for determining whether he has incurred a One-Year Break-in-Service, an employee or Participant shall be credited, to the extent not credited in accordance with the foregoing provisions of this subsection 3.2, with 8 Hours of Service per day (to a maximum of 40 Hours of Service per week) that he is absent from active employment with the Employer or a Related Company by reason of a leave of absence approved or granted by the Employer or the Related Company in accordance with rules uniformly applied by it.

     3.3. One-Year Break-in-Service. The term "One-Year Breakin-Service" means, with respect to any employee or Participant, any Plan Year during which he completes less than 501 Hours of Service.

     3.4. Leased Employees. If, pursuant to one or more agreements between an Employer or a Related Company and one or more leasing organizations (within the meaning of section 414(n) of the Code), a person provides services to the Employer or Related Company, in a capacity other than as an employee, on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer or Related Company, such person shall be a "Leased Employee". Leased Employees shall not be eligible to participate in this Plan or in any other plan maintained by the Employer or Related Company which is qualified under section 401(a) of the Code. A Leased Employee shall be treated as if the services performed by him in such capacity (including service performed during such initial one-year period) were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service shall be credited:

     (a) for any period during which less than 20% of the workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code; or

     (b) for any other period unless the Leased Employee provides satisfactory evidence to the Employer or Related Company that he meets all of the conditions of this subsection 3.4 and applicable law required for treatment as a Leased Employee.

                                   SECTION 4

                           ParticiPant Contributions

     4.1. Pre-Tax Contributions. Subject to the limitations set forth in Section 9, each Participant may make an election in writing to reduce his Compensation (as defined in subsection 4.5) by an amount that is not less than two percent (2%) and not more than fifteen percent (15%) for that year, and have such amount contributed by the Employer to the Plan ("Pre-Tax Contribution"). A Participant's Pre-Tax Contributions shall be made through regular payroll deductions. The Employer may impose reasonable limitations in a uniform, nondiscriminatory manner on the amounts which may be so contributed in order to satisfy applicable legal requirements and to assure the deductibility of amounts contributed by the Employer to the Plan.

     4.2. After-Tax Contributions. Effective June 1, 1989, no Participant may make any After-Tax Contributions to the Trust. After-Tax Contributions previously made shall be held and administered as provided hereunder.

     4.3. Variation, Discontinuance or Resumption of Participant Contributions. Effective the first day of the first payroll beginning on or after the next June 1 or December 1, a Participant may elect to change his Pre-Tax Contribution rate (but not retroactively) or to resume making contributions within the limit specified above. A Participant may discontinue Pre-Tax Contributions at any time with 30 days prior written notice to the Committee.

     4.4. Form of Election. Each election by a Participant under this Section 4 shall be made by writing filed with the Committee at such time and in such form as the Committee may require.

     4.5. Compensation. A Participant's "Compensation" means the total gross compensation paid and accrued by the Employer to or for a Participant on account of each calendar year before deductions required by law or Pre-Tax Contributions pursuant to subsection 4.1, including commissions, bonuses, overtime pay and taxable fringe benefits, but excluding deferred compensation, reimbursement of medical expenses, premiums on insurance policies, and contributions to this or any other deferred compensation plan (except Pre-Tax Contributions); provided that with regard to the Plan Year during which a Participant commences participation, "Compensation" shall only include the total gross compensation paid by the Employer from the date his participation commences; and provided further that the annual gross compensation taken into account for purposes of the Plan shall not exceed $200,000, as such amount may be adjusted from time to time in accordance with regulations issued by the Secretary of the Treasury.

                                   SECTION 5

                            Employer Contributions

     5.1. Employer Pre-Tax Contributions. Subject to the provisions of Section 9, as soon as practicable after the last day of each calendar month, each Employer shall make a contribution to the Trustee on behalf of each of its Participants in an amount equal to the amount of the Participant's Pre-Tax Contributions for each payroll period ending during that month.

     5.2. Employer Matching Contributions. Subject to the provisions of Section 9, the Employer may contribute to the Trust for each Participant a Matching Contribution in an amount equal to a portion of the Participant's Pre-Tax Contribution election ("Matching Contribution"). Annually, the Employer shall determine the amount of the Matching Contribution, if any.

     5.3. Profit Sharing Contribution. The Employer may contribute to the Trust Fund for each Plan Year such amount as it shall determine from time to time ("Profit Sharing Contribution"); provided, however, that the contribution for any Plan Year shall not exceed the maximum amount deductible from the Employer's income for such Plan Year for federal income tax purposes.

     5.4. Time for Making Profit Sharinq and Matching Contributions. All Profit Sharing and Matching Contributions shall be remitted by the Employer as soon as practicable following the close of the Plan Year, and in no event later than the time prescribed by law (including extensions thereof) for filing the Employer's federal income tax return for its taxable year in or with which such Plan Year ends.

                                   SECTION 6

                         Transfers From Related Plans

     Any individual who becomes an employee of an Employer by reason of a transfer of employment from a Related Company may elect, at such time and in such manner as the Committee may provide, to have the Plan accept a transfer of his fully vested interest under any defined contribution plan maintained by an Employer or Related Company and qualified under section 401(a) of the Code, in accordance with the provisions of that plan. Upon receipt by the Trustee of such assets, the Trustee shall place such assets in a Rollover Account for the individual and he shall be deemed to be fully vested in such assets. Immediately following the next May 31 coinciding with or next following the receipt of such assets by the Trustee, such assets shall be added to the Trust Fund and allocated to the individual's Account in such manner as the Committee determines best reflects the contribution source of the amounts transferred.

                                   SECTION 7

                              Participant Accounts

     7.1. Accounts to be Established. All income, profits, recoveries, contributions and any and all monies, securities and properties of any kind at any time received or held by the Trustee shall be held as a single Trust. For accounting purposes, the Committee shall establish and maintain certain Accounts for each Participant. A Profit Sharing Account shall be established and maintained for each Participant, to which shall be added the Participant's share of forfeitures and Profit Sharing Contributions. A Pre-Tax and Matching Contribution Account shall be established and maintained for each Participant, to which shall be added the Participant's Pre-Tax Contributions and the Matching Contributions. The Committee shall establish and maintain an After-Tax Contribution Account for each Participant who made After-Tax Contributions to the Plan prior to the Effective Date. Participants' Accounts shall be adjusted at the times and in the order and manner provided in subsection 7.2 below.

     7.2. Adjustments to Participants' Accounts. As of each May 31, the balances in each of the Participant's Accounts shall be adjusted as hereinafter provided.

     (a) Distributions. Any distribution made to or on behalf of a Participant since the last day of the prior adjustment shall be deducted from the Participant's Account with respect to which said distribution was made.

     (b) Valuation of Accounts to Fair Market Value. The value of all monies, securities and other property in the Trust shall be appraised by the Trustee at the then fair market value. In determining such value, all accrued and unpaid income shall be included and there shall be deducted all accrued and unpaid expenses and contributions, if any, received by the Trustee from the Employer or Participants on account of such annual adjustment.

          If the total net value of the Trust so determined exceeds (or is less than) the total amount of the balances in the Accounts of all Participants, the excess (or deficiency) shall be added to (or deducted from) the respective Accounts of all Participants in the ratio that the Average Balance of each such Participant's Account bears to the total amount of the Average Balances in all such Accounts. The Average Balance with respect to an Account shall mean the sum of the balances of the account for the previous November 30 and the May 31 for which adjustments are being made (prior to crediting Profit Sharing or Matching Contributions or forfeitures), divided by two.

     (c) Profit Sharing Contributions. Each Participant's Profit Sharing Account shall be increased by all amounts contributed by the Employer pursuant to a Profit Sharing Contribution.

     (d) Pre-Tax and Matching Contributions. Each Participant's Pre-Tax Contribution Account shall be increased by all amounts contributed by the Employer pursuant to an Employee's Pre-Tax Contribution election and by all amounts contributed by the Employer as a Matching Contribution.

     (e) Time of Adjustments. Every adjustment provided to be made pursuant to this Section 7.2 shall be considered as having been made as of each May 31, or, in case of crediting Pre-Tax Contributions, as of each November 30 and May 31, regardless of the actual dates of entries, receipt by the Trustee of contributions by the Participant or the Employer for such period. The Trustee's determination as to valuation of trust assets and charges or credits to the individual Accounts of the respective Participants as hereinbefore provided shall be conclusive and binding on all persons.

                                   SECTION 8

                          Allocation of Contributions

     8.1. Allocation of Profit Sharing Contributions.

     (a) As of each Accounting Date, the Profit Sharing Contributions and forfeitures for each Plan Year shall be allocated among the Profit Sharing Accounts of the Participants eligible to share in such contributions as described in subsection (b) in the same proportion that such Participant's Units bear to the total Units of all eligible Participants. A Participant shall receive one Unit for each One Hundred Dollars ($100.00) of Compensation or major fraction thereof received from the Company during the Year plus five (5) Units for each Year of Service.

     (b) A Participant shall be eligible to share in the contributions and forfeitures as provided in subsection (a) above

          (i) if he is actively employed and a Participant on the last day of such Plan Year, or

          (ii) if he was a Participant on the first day of the Plan Year and shall have terminated employment by reason of retirement, death or disability.

     8.2. Allocation of Pre-Tax or Matching Contributions. Pre-Tax Contributions by a Participant shall be allocated to the Pre-Tax and Matching Contribution Account of such Participant as of November 30 and May 31 of each Plan Year to which the contribution pertains. Matching Contributions on behalf of a Participant shall be allocated to the Pre-Tax and Matching Contribution Account of such Participant as of May 31 of each Plan Year to which the contribution pertains, but only if such Participant --

     (a) is actively employed and a Participant on the last day of the Plan Year, or

     (b) was a Participant on the first day of the Plan Year and shall have terminated employment by reason of retirement, death or disability.

                                   SECTION 9
                                   ---------

                         Limitations on Compensation,
                         Contributions and Allocations
                         -----------------------------
     9.1. Compensation. Except as otherwise specifically provided, a Participant's "Compensation" for purposes of this Section 9 shall mean the sum of:

     (a) the compensation (as described in Treas. Reg. (S) 1.415-2(d)(1)) paid to him during the Plan Year for personal services actually rendered in the course of his employment with any Employer or Section 415 Affiliate (as defined below), excluding deferred compensation and other amounts that receive special tax treatment (as described in Treas. Reg. (S) 1.415-2(d)(2)); plus

     (b) any Pre-Tax Contributions and salary reduction contributions made on his behalf for the year to the Plan or a plan within the meaning of section 125 of the Code.

Notwithstanding the foregoing provisions of this subsection 10.1, "Compensation" for purposes of subsection 10.2 shall be calculated without regard to clause (b) above and for all purposes of this Section 10 except clause 10.2(a)(i) shall be limited to $200,000 or such larger amount as may be permitted for any Plan Year under Code section 401(a)(17). "Section 415 Affiliate" means any trade or business (whether or not incorporated) that is, along with the Company, a member of a controlled group of corporations or trades or businesses within the meaning of sections 414(b) and (c) of the Code, as modified by section 415(h) of the Code.

     9.2. Limitations on Annual Additions. Notwithstanding any other provisions of the Plan to the contrary, a Participant's Annual Additions (as defined below) for any Plan Year shall not exceed an amount equal to the lesser of:

     (a) $30,000 (or, if greater, 1/4 of the dollar limitation in effect for that Plan Year under section 415(b)(1)(A) of the Code); or

     (b) 25 percent of the Participant's Compensation for that Plan Year.

The term "Annual Additions" means, with respect to any Participant for the Plan Year, the sum of all contributions (including Participant Contributions) and all forfeitures allocated to his Accounts for that Plan Year under this Plan and all Related Defined Contribution Plans. The term "Related Defined Contribution Plan" means any other defined contribution plan (as defined in section 415(k) of the Code) maintained by an Employer or any other trade or business which, together with an Employer, is a member of a controlled group of corporations or a controlled group of trades or businesses as described in sections 415(b) and (c) of the Code, as modified by section 415(h) of the Code.

     9.3. Combined Plan Limitation. If a Participant also participates in any defined benefit plan (as defined in section 415(k) of the Code) maintained by an Employer or a Related Company, the aggregate benefits payable to, or on account of, the Participant under such plan together with this Plan shall be determined in a manner consistent with section 415(e) of the Code. The benefit provided for the Participant under the defined benefit plan shall be adjusted to the extent necessary so that the sum of the "defined benefit fraction" and the "defined contribution fraction" (as such terms are defined in section 415(e) of the Code and applicable regulations thereunder) calculated with regard to such Participant does not exceed 1.0.

For purposes of this subsection 9.3, all qualified defined benefit plans (whether or not terminated) of the Employers and Related Companies shall be treated as one defined benefit plan.

     9.4. Reduction of Contribution Rates. To conform the operation of the Plan to sections 401(k)(3), 401(m)(2), 402(g) and 415(c) of the Code, the Committee may unilaterally modify or revoke any election of Pre-Tax Contributions made by a Participant pursuant to subsections 4.1 or 4.2; provided that the contribution reductions effected under this subsection 9.4 shall be made in the following order: Employee Contributions in excess of 6% of Compensation, Employer Matching Contributions (including forfeitures) and Employee Contributions of 6% or less of Compensation.

     9.5. Excess Annual Additions. If a Participant's Annual Additions for any Plan Year would otherwise exceed the limitations imposed by the foregoing provisions of subsection 9.2, the amount of the contributions and forfeitures which would, otherwise be credited to the Participant's Accounts under this Plan and any Related Defined Contribution Plan shall be reduced to the extent necessary to comply with such limitations. To the extent permitted under a Related Defined Contribution Plan, Annual Additions under such plan shall be reduced prior to any reduction under this Plan. Reductions under this Plan shall be made in the order set forth in subsection 9.4. Subject to the following provisions of this subsection 9.5, amounts attributable to Pre-Tax Contributions and Employer Matching Contributions (including forfeitures thereof) shall be credited to a (S)415 Suspense Account maintained in the Participant's name. Amounts credited to a Participant's (S)415 Suspense Account shall be credited to his contribution accounts in the following Plan Year or Plan Years, to the extent permitted by the foregoing provisions of this Section 9, and shall be used to reduce Employer Contributions otherwise required for such Plan Years with respect to that Participant. If any amount remains in a Participant's
(S)415 Suspense Account after the Plan Year in which he ceases to participate in the Plan, such amount shall be used to reduce Employer Contributions in the following Plan Year or Plan Years. In no event will the sum of the value of all amounts credited to all (S)415 Suspense Accounts for any Plan Year (determined as of the date such amounts are credited) exceed the amount thereof attributable to forfeitures which arose under the Plan during the year and the amount contributed for that year as a result of estimating the Compensation of Participants or as a result of such other circumstances as the Commissioner of Internal Revenue may permit.

     9.6. Limitations Under Code Section 402(g). In no event shall the Pre-Tax Contributions for a Participant under the Plan

(together with elective deferrals, as defined in Code section 402(g)(3), under any other cash-or-deferred arrangement maintained by an Employer or a Related Company) for any taxable year exceed $7,000 or such larger amount as may be permitted for that year under section 402(g) of the Code.

     9.7. Disposition of Excess Elective Deferrals. No distribution of Pre-Tax Contributions shall be made to such Participant because during any taxable year in which a Participant is also a participant in any other salary reduction or cash or deferred arrangement, his elective deferrals (as defined in section 402(g)(3) of the Code) under such other arrangement together with Pre-Tax Contributions made on his behalf exceed the maximum amount permitted for the Participant for that year under section 402(g) of the Code.

     9.8. Limitations Under Code Section 401(k)(3). For any Plan Year, the difference between (a) the average of the Deferral Percentages (as defined below) of each eligible employee who is Highly Compensated (as defined in subsection 9.13), referred to hereinafter as the "Highly Compensated Group Deferral Percentage" and (b) the average of the Deferral Percentages of each eligible employee who is not Highly Compensated, referred to hereinafter as the "Non-highly Compensated Group Deferral Percentage", must satisfy one of the following:

     (a) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than a factor of 1.25; or

     (b) the Highly Compensated Group Deferral Percentage does not exceed the Non-highly Compensated Group Deferral Percentage by more than both 2 percentage points and a factor of 2.

"Deferral Percentage" for any eligible employee for a Plan Year shall be determined by dividing the Pre-Tax Contributions made on his behalf for such year by his Compensation for the year, subject to the following special rules:

     (i) any employee eligible to participate in the Plan at any time during a Plan Year pursuant to subsection 2.1 shall be counted, regardless of whether any Pre-Tax Contributions are made on his behalf for the year;

    (ii) the Deferral Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to make other elective deferrals under one or more other arrangements (described in section 401(k) of the Code) maintained by an Employer or a Related Company shall be determined as if all such elective deferrals were made on his behalf under the Plan;

    (iii) for purposes of determining the Deferral Percentage of a Highly Compensated Participant who is a 5-percent owner of an Employer or a Related Company or one of the ten most highly-paid employees of all the Employers and Related Companies, the Pre-Tax Contributions and Compensation of such Participant shall include the Pre-Tax Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-highly Compensated Group Deferral Percentages;

     (iv) in the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this subsection 9.8 shall be applied as if all such plans were a single plan; provided, however, that such plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same plan year; and

     (v) in the case of any Participant who is not Highly Compensated, Pre-Tax Contributions (and elective deferrals under any other plan of an Employer or a Related Company) that exceed the applicable limit under Code section 402(g) shall not be counted in calculating such Participant's Deferral Percentage.

Application of the provisions of this subsection 9.8 shall be made in accordance with the requirements of section 401(k)(3) of the Code and the regulations thereunder.

     9.9. Disposition of Excess Pre-Tax Contributions. In the event that the Highly Compensated Group Deferral Percentage for any Plan Year does not initially satisfy one of the tests set forth in subsection 9.8, then the amount of excess (hereinafter referred to as Excess Contributions and determined by reducing the Pre-Tax Contributions on behalf of Highly Compensated Participants in order of the Participants with the highest Deferral Percentages), plus any income and minus any loss allocable thereto, shall be distributed to Participants to whose accounts Excess Contributions were allocated. The income or loss allocable to Excess Contributions shall be determined by the Committee in accordance with applicable rules and regulations.

     9.10. Limitations Under Code Section 401(m)(2). For any Plan Year, the difference between (a) the average of the Contribution Percentages (as defined below) of each eligible employee who is Highly Compensated (as defined in subsection 9.13), referred to hereinafter as the "Highly Compensated Group Contribution Percentage" and (b) the average of the Contribution Percentages of each eligible employee who is not Highly Compensated, referred to hereinafter as the "Non-highly Compensated Group Contribution Percentage", must satisfy one of the following:

     (a) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than a factor of 1.25; or

    (b) the Highly Compensated Group Contribution Percentage does not exceed the Non-highly Compensated Group Contribution Percentage by more than both 2 percentage points and a factor of 2.

"Contribution Percentage" for any eligible employee for a Plan Year shall be determined by dividing the Employer Matching Contributions (described in subsections 5.2 and 9.5) made by or for him for such year by his Compensation for the year, subject to the following special rules:

     (i) any employee eligible to participate in the Plan at any time during a Plan Year pursuant to subsection 2.1 shall be counted, regardless of whether any Employer Matching Contributions are made by or for him for the year;

    (ii) the Contribution Percentage for any Highly Compensated Participant who is eligible to participate in the Plan and who is also eligible to participate in one or more other qualified plans maintained by an Employer or a Related Company under which matching contributions (within the meaning of section 401(m) of the Code) can be made by or for him shall be determined as if all such contributions were made by or for him under the Plan;

   (iii) for purposes of determining the Contribution Percentage of a Highly Compensated Participant who is a 5-percent owner of an Employer or a Related Company or one of the ten most highly-paid employees of all the Employers and Related Companies, Employer Matching Contributions and Compensation of such Participant shall include the

          Employer Matching Contributions and Compensation for the Plan Year of his family members (as defined in section 414(q)(6) of the Code), and any such family members shall be disregarded as separate employees in determining the Highly Compensated and Non-Highly Compensated Group Contribution Percentages; and

    (iv) in the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this subsection 9.10 shall be applied as if all such plans were a single plan; provided, however, that for Plan Years beginning after December 31, 1989, such plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same plan year.

Application of the provisions of this subsection 9.10 shall be made in accordance with the requirements of section 401(m) of the Code and the regulations thereunder.

     9.11. Disposition of Excess Aqqregate Contributions. In the event that the Highly Compensated Group Contribution Percentage for any Plan Year does not initially satisfy one of the tests set forth in subsection 9.10, the Committee, notwithstanding any other provision of the Plan except subsection 9.12, shall distribute Employer Matching Contributions (with income allocable thereto, determined in accordance with Treas. Reg. (S) 1.401(m)-l(e)(3)(ii) utilizing the safe harbor method for the period between the end of the Plan Year and the date of distribution) to Highly Compensated Participants by or for whom such contributions were made, starting with the Participant with the highest Contribution Percentage and continuing with the Participant with the next highest Contribution Percentage (and so forth), under the leveling method of Treas. Reg. (S) 1.401(m)-l(e)(2). The Committee shall make such distribution no later than the close of the Plan Year following the Plan Year in which such contributions were contributed.

     9.12. Multiple Use of Alternative Limitation. Notwithstanding the foregoing provisions of this Section 9, if both the limitation in clause 9.8 and the limitation in clause 9.10 are exceeded for a Plan Year, the sum of the Highly Compensated Group Deferral Percentage and the Highly Compensated Group Contribution Percentage may not exceed:

     (a) 125% of the greater of the Non-highly Compensated Group Deferral Percentage or the Non-highly Compensated Group Contribution Percentage, plus

     (b) the sum of 2 and the lesser of the Non-highly Compensated Group Deferral Percentage or the Non-highly Compensated Group Contribution Percentage, up to a maximum of 200% of the lesser of such percentages.

If the foregoing combined limitation is exceeded, the leveling method of correction prescribed in subsection 9.11 shall be continued until the combined limitation set forth in this subsection 9.12 is satisfied.

     9.13. Highly Compensated Employee. An employee shall be "Highly Compensated" for any Plan Year if during the coincident calendar year he:

     (a)  was at any time a 5 percent owner of an Employer or a Related Company;

     (b) received Compensation (as defined in subsection 10.1) in excess of $50,000 (indexed for cost-of-living adjustments under section 415(d) of the Code); or

     (c) was at any time an officer and received Compensation greater than 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for such year, provided that the officers taken into account under this paragraph (c) shall be limited to 50, or if less, the greater of 3 or 10% of the employees of all the Employers and Related Companies;

provided, however, that an employee in category (b) or (c) above for the current Plan Year who does not fall within at least one such category for the preceding Plan Year shall not be considered Highly Compensated for the current Plan Year unless he is also among the 100 most highly-paid employees of all the Employers and Related Companies for such current year. For purposes of this subsection 9.13, a family member of one of the 10 most highly-compensated employees of all the Employers and Related Companies shall not be treated as a separate employee, and any Compensation paid to such family member shall be deemed to be paid instead to the related highly-compensated employee.

                                  SECTION 10
                                  ----------
                                 Trust Assets
                                 ------------

          10.1. Trust Exclusive Owner. All assets held by the Trust shall be owned exclusively by the Trust and no Participant or Beneficiary shall have any individual ownership thereof. Participants and their Beneficiaries shall share in the assets of the Trust, its net earnings, profits and losses, only as provided in this Agreement.

          10.2. Investment of Trust Fund By Trustee. The portion of the Trust Fund attributable to the combination of all Pre-Tax and Employer Matching Contributions shall be invested separately from all other contributions. The Trustee shall invest and reinvest the Trust Fund without distinction between income or principal in one or more of the following ways as the Trustee shall from time to time determine:

     (a) The Trustee may invest the Trust Fund or any portion thereof in obligations issued or guaranteed by the United States of America or of any instrumentalities thereof, or in other bonds, notes, debentures, mortgages, preferred or common stocks, options to buy or sell stocks or other securities, mutual fund shares, or in such other property, real or personal, as the Trustee shall determine.

     (b) The Trustee may cause the Trust Fund or any portion thereof to be invested in a common trust fund established and maintained by a national bank for the collective investment of fiduciary funds, providing such common trust fund is a qualified trust under the applicable section of the Code or corresponding provisions of future federal internal revenue laws and is exempt from income tax under the applicable section of the Code.

          In the event any assets of the Trust Fund are invested in such a common trust fund, the Declaration of Trust creating such common trust fund, as it may be amended from time to time, shall be incorporated into this Agreement by reference and made a part hereof.

     (c) The Trustee may deposit any portion of the Trust Fund in savings accounts in federally insured banks or savings and loan associations or invest in certificates of deposit issued by any such bank or savings and loan association. The Trustee may, without liability for interest, retain any portion of the Trust Fund in cash balances pending investment thereof or payment of expenses.

     10.3.  Fixed Income Fund.

     (a) The Trustee shall establish a Fixed Income Fund Which shall be a fund, the property in which, notwithstanding any other provision of this Plan, shall be invested in investments designed to produce a fixed income, including, but not limited to, certificates of deposit, interest bearing savings accounts, money market funds, bonds, commercial paper, mortgages or United States treasury obligations. Any Account not invested in the Fixed Income Fund shall be invested by the Trustee as provided in Section 10.2.

     (b) Each Participant may, effective as of each Accounting Date, elect to have the Trustee invest all of his Pre-Tax and Matching Contribution Account and all subsequent contributions thereto either in the Fixed Income Fund or pursuant to Section 10.2. Such election may be changed annually by the Participant.

     (c) All elections made pursuant to paragraph (b) of this Section 10.3 shall be made at such time and in such manner as shall be determined in accordance with uniform rules established by the Committee.

                                  SECTION 11
                                  ----------
                                    Vesting
                                    -------
     11.1. Vesting of Accounts. A Participant shall at all times be one hundred percent (100%) vested in his Pre-Tax and Matching Contribution Account. The vested portion of the balance in a Participant's Profit Sharing Account shall be determined as hereinafter provided.

     (a) Normal Retirement. Normal Retirement Date under the Plan shall mean the first day of June following the Participant's attainment of age
          65. If a Participant shall terminate employment at his Normal Retirement Date, he shall be one hundred percent (100%) vested in the balance in his Profit Sharing Account.

     (b) Deferred Retirement. If a Participant continues in active employment following his Normal Retirement Date, he shall continue to participate under the Plan. Upon actual retirement, he shall be one hundred percent (100%) vested in the balance in his Profit Sharing Account.

     (c) Death or Disability. In the event of the death or disability of a Participant, he shall be one hundred percent (100%) vested in the balance in his Profit Sharing Account.

     (d) Termination of Plan. In the event of termination of this Plan (including termination resulting from a complete discontinuance of contributions hereunder by the Employer), each Participant of the terminating Employer shall be one hundred percent (100%) vested in the balance in his Profit Sharing Account. In the event of a partial termination of this Plan, each Participant with respect to whom such partial termination has occurred shall be one hundred percent (100%) vested in the balance of his Profit Sharing Account.

     (e) Resignation or Discharge. If the employment of a Participant terminates by reason of resignation or discharge which does not result from retirement as provided in sub-sections (a) or (b), disability as provided in Article XVI, death as provided in subsection (c) or termination of the Plan as provided in subsection (d), he shall be vested in a percentage of the balance in his Profit Sharing Account determined by the number of his completed Years of Service with the Employer as of such termination date in accordance with the following schedule:

          Years of Service  Percentage
          ----------------  ----------
            Less than 2           0
                      2          20%
                      3          40%
                      4          60%
                      5          80%
              6 or more         100%

     For purposes of vesting, all Years of Service with the Employer or Related Company shall be counted. If a Participant who has a vested interest in his Profit Sharing Account separates from employment, upon his subsequent reemployment he will continue to vest in his Profit Sharing Account starting at the point in the vesting schedule where he left employment. If a Participant who has no vested interest in his Profit Sharing Account separates from employment, upon his subsequent reemployment, prior Years of Service shall be counted if such Participant returns to the employ of the Employer before incurring the greater of five consecutive One-Year Breaks-in-Service or a consecutive period of One-Year Breaks equal to the aggregate number of Years of Service before such termination.

     11.2. Forfeitures. Upon termination of a Participant, any portion of the balance in a Participant's Profit Sharing Account with respect to which he is not vested pursuant to Section 11.1 above shall be deemed a forfeiture as of the last day of the Plan Year. Such forfeiture shall be allocated as provided in
Section 8.1. If the Participant returns to the employ of the Employer before five (5) consecutive One-Year Breaks-in-Service, the portion of his Profit Sharing Account that had been forfeited shall be reinstated only if such Participant repays the full amount distributed to him from his Profit Sharing Account before he incurs five (5) consecutive One-Year Breaks-in-Service following the date of distribution. In such case, the forfeited amount shall be restored in full, unadjusted by any gains or losses occurring subsequent to the last day of the Plan Year preceding his termination. The forfeited amount shall be restored to the Participant's Profit Sharing Account by a contribution by the Employer.

                                  SECTION 12
                                  ----------

                     Pre-Termination Withdrawals and Loans
                     -------------------------------------

     12.1. Pre-Termination Withdrawals. (a) A Participant may at any time withdraw all or a portion of the amounts credited to his After-Tax Contribution Account except to the extent provided otherwise by uniform rules prescribed by the Committee. Such withdrawal shall be made upon thirty (30) days written notice to the Committee and the approval of the Committee. Such approval shall be granted or denied by the Committee on a uniform, nondiscriminatory basis applied to all Participants.

          (b) A Participant may elect in writing to withdraw all or any portion of his Pre-Tax Contributions after attaining age 59-1/2 and all or any portion of his Pre-Tax Contributions which are necessary to meet a Hardship (as defined in subsection 12.2). Any such request must be submitted at least fifteen days prior to the effective date of the withdrawal and must be in a form approved by the Committee.

          (c) At any time after a Participant attains age 59-1/2 and is fully vested in his Accounts in accordance with subsection 11.1, he may elect in writing to withdraw the entire balance of his Accounts. Any such request must be submitted at least fifteen days prior to the effective date of the withdrawal and must be in a form approved by the Committee.

          (d) In the case of a Participant who is married at the time a withdrawal is requested, the Committee shall not permit a withdrawal hereunder, unless during the 90-day period ending on the date such withdrawal is made, such Participant's Spouse (as described in subsection 13.3) has consented to the withdrawal in the manner described in subsection 1.13 above.

     12.2. Hardship. A distribution based on financial hardship cannot exceed the amount required to meet the immediate financial need created by the hardship and the money to be withdrawn must not be reasonably available from other resources of the Participant. Hardship includes (i) extraordinary medical expense; (ii) need for funds to purchase a home for occupancy by the Participant; (iii) payment of tuition for the next semester or quarter of post-secondary education of the Employee, the Employee's spouse, children and dependents; and (iv) payments necessary to prevent the eviction of the Employee from his principal residence or foreclosure of the mortgage on the Employee's principal residence. In making determinations hereunder, the Committee shall act in a uniform and nondiscriminatorv manner. Any distributions for a hardship withdrawal shall not include any income allocable to Pre-Tax Contributions. The Committee may rely on a signed written statement by the Participant that the financial need cannot be met through reimbursement or compensation by insurance or otherwise, reasonable liquidation of assets, cessation of Pre-Tax Contributions under this Plan, loans from this Plan, or borrowing from commercial sources on reasonable terms.

     12.3. Loans to Participants. Upon application by a Participant, the Committee may, in accordance with the Committee's uniform, nondiscriminatory policy, make a loan or loans to such Participant subject to the following conditions:

     (a) Except to the extent permitted by law, in no event shall the amount loaned to any Participant exceed the lesser of (a) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made, or (b) the greater of (i) one-half of the vested sum of the balance in his Accounts, or
          (ii) $10,000. For the purposes hereof, the balance in the Accounts shall be determined as of the last day of the Plan Year coinciding with or immediately preceding such loan.

     (b)  Loans to Participants shall be made according to the following terms:

          (i) the security for such loans shall not be more than 50% of the borrowing Participant's Account as of the date the loan is made;

         (ii) interest shall be charged on each loan at rates the Committee shall determine are reasonable at the time each loan at made;

        (iii) payments of principal and interest may be made through payroll deductions, which deductions shall be irrevocably authorized by the borrowing Participant in writing on a form supplied by the Committee at the time the loan is made to him, and such payroll deductions shall be sufficient to amortize the principal and interest payable pursuant to the loan during the term thereof in equal monthly (or more frequent) installments;

         (iv) the borrowing Participant shall have the right to prepay all or any portion of the interest and principal of such loan without penalty;

          (v) the loans shall be evidenced by such forms of obligations, and shall be made upon such additional terms as to default, prepayment, security and otherwise as the Committee shall determine;

          (vi) the Committee may charge a borrowing Participant such reasonable administrative fees with respect to each loan as the Employer, in its discretion, shall decide; and

          (vii) the maximum number of new loans which a Participant may initiate in a Plan Year is two.

     (c) The entire unpaid balance of any loan made under this Article and all interest due thereon, including all arrearages thereon, shall, at the option of the Committee, immediately become due and payable without further notice or demand, upon the occurrence, with respect to the borrowing Participant, of any of the following events of default:

          (i) any payment of principal or accrued interest on the loan remain due and unpaid for a period of ten days after they become due and payable under the terms of the loan;

          (ii) the termination of the employment of the borrowing Participant with the Employer for any reason; or

          (iii) the borrowing Participant attempts to make an assignment, for the benefit of creditors, of any security for the loan.

     (d) Any payments of principal or interest on the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The payment and acceptance of any sum at any time on account of the loan after an event of default, or any failure to act or enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this subsection.

     (e) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon occur, the Committee shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the loan, including the right to execute on the security for the loan. Neither the Trustee nor the Committee, however, may execute on any amounts credited to the borrowing Participants Profit Sharing Account during the Plan Year in which the execution of such security is to occur or during the two preceding Plan Years.

     (f) Each such loan shall be a first lien against the Account of the borrowing Participant. If (i) any portion of a loan is outstanding and
          (ii) an event occurs pursuant to which the Participant, his spouse, his estate, or his beneficiaries will receive a distribution from the Account of such Participant under the provisions of the Plan, then such distribution shall, to the extent necessary to liquidate the unpaid portion of the loan, be made to the Trustee as payment on the loan. No distribution shall be made to a Participant or his estate, his spouse, or his beneficiaries from his Account in an amount greater than the excess of the portion of his Account otherwise distributable over the aggregate of the amounts owing with respect to the loan plus interest, if any, thereon.

     (g) In the case of a Participant that is married at the time a loan is made, the Committee shall not permit a loan hereunder unless during the 90-day period ending on the date on which the loan is to be made, such Participant's Spouse has consented to the loan in the manner described in sub-section 1.13 above.

     (h) The Committee shall establish such further written rules and procedures as are required for the proper administration of Participant Loans.

                                  SECTION 13
                                  ----------

                          Distribution on Termination
                           or Transfer of Employment
                          ---------------------------

     13.1. Limits on Commencement and Duration of Distributions. The following distribution rules shall be applied in accordance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder, including the minimum distribution incidental benefit requirement of Treas. Reg. (S) 1.401(a)
(9)-2, and shall supersede any other provision of the Plan to the contrary:

     (a) If a Participant terminates employment prior to attainment of age 65, distribution of his accounts shall commence within 90 days after the end of the valuation period in which termination occurs so long as the Participant and his Spouse consent in writing to such distribution.

     (b) In no event shall distribution commence later than 60 days after the close of the Plan Year in which the Participant attains age 65 or, if later, in which his termination of employment occurs.

     (c) Notwithstanding any other provision herein to the contrary, the Participant's Accounts shall be distributed no later than his "Required Beginning Date", that is, April 1 of the calendar year following the calendar year in which he attains age 70-1/2, unless the Participant attained age 70-1/2 prior to January 1, 1988, in which case his Required Beginning Date will be delayed until his termination of employment.

     (d) Distribution payments shall be made over the life of the Participant or over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participating and his Beneficiary).

     (e) If a Participant dies after distribution of his vested interest in the Plan has begun, the remaining portion of such vested interest, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of, distribution used prior to the Participant's death.

     (f) If a Participant dies before distribution of his vested interest in the Plan has begun, distribution of such vested interest to his Beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant's death occurs; provided, however, that this five-year rule shall not apply to a natural person designated as Beneficiary by the Participant or under the specific terms of the Plan, if

          (i) such vested interest will be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), and

          (ii) such distribution to the Beneficiary begins not later than December 31 of the calendar year following the calendar year in which the Participant died or, if such Beneficiary is the Participant's surviving spouse, not later than December 31 of the calendar year following the calendar year in which the Participant would have attained age 70-1/2.

     (g) If the Participant's surviving spouse is his Beneficiary and such spouse dies before the distributions to such spouse begins, paragraph
          (f) shall be applied as if the surviving spouse were the Participant.

     (h) For purposes of paragraphs (e) and (f), distribution of a Participant's vested interest in the Plan is considered to begin on his Required Beginning Date; provided, however, that distribution irrevocably begun in the form of an annuity shall be considered to begin on the date it actually commences.

     (i) For purposes of this subsection 13.1, the life expectancy of a Participant or a Beneficiary will be determined in accordance with Tables V and VI of Treas. Reg. (S) 1.72-9, and will not be recalculated.

     13.2. Form of Distribution on Termination of Employment.

     (a) The distribution shall be made in the form of a Joint and Survivor Annuity; provided that if the Participant shall not be married or if the Participant and his Spouse shall file a Waiver (as defined in subsection 13.3) the distribution may be made in such one or more of the following forms as shall be approved by the Committee (who shall advise the Trustee) -

          (i)  in one lump sum in cash, in property, or both:

          (ii) by payment of his entire interest in a series of installments not less frequently than once each calendar year;

          (iii) by the purchase of a single premium nontransferable annuity contract from a legal reserve life insurance company authorized to do business in Illinois. If the contract provides for continuance of annuity payments after a Participant's death to a beneficiary other than the Participant's spouse, the actuarial value of such death benefit at the time the contract is purchased shall be less than the value of the Participant's annuity;

          (iv) In lieu of the distribution under paragraphs (i) (ii) and (iii) above, each Participant shall have the right, for a period ending on the date of his retirement or discharged, to elect (on forms supplied, upon request, by the Committee) to defer the payment of his interest hereunder, and the Committee shall have the right to elect to defer the distribution of a Participant's interest hereunder (by notifying the Participant in writing within six (6) months of the Participant's retirement or discharge) until the earlier of the Participant's death or attainment of age 65, but in no event later than the Participant's attainment of age 70-1/2. The Participant's election may be revoked, and reelected, at any time during the period for which an election is permitted, but shall become irrevocable on the day following the last day of said period. If a distribution is delayed as a result of such election or such decision by the Committee, then Accounts shall continue to participate in the expenses, gains and losses of the Trust Fund.

     (b) Distribution of a Participant's share of the Profit Sharing Contribution where the Participant's termination of service during the Year of reference is by reason of retirement, death or disability and where a lump sum distribution is made during said Year, shall be by payment in a lump sum within a reasonable period after such contribution is determined and allocated, and otherwise such amount shall be distributed in accordance with paragraph (a).

     (c) Notwithstanding any other provision of the Plan, any Beneficiary of a Participant shall have the right at any time after the death of the Participant to instruct the Trustee to distribute to him benefits to which such Beneficiary is entitled under the Plan, either in a lump sum or in such other form as shall be available under the Plan at such time.

     13.3. Special Rules Governing Annuity Elections.

     (a) The following definitions shall apply with respect to the Joint and Survivor Annuity.

          (i) "Election Period" shall mean, with respect to the filing of a Waiver, the period commencing not less than ninety (90) days prior to the Annuity Starting Date and ending on the Annuity Starting Date; provided that if the Participant shall not be notified of his right to file a Waiver (and to receive Waiver Information) within the first seven (7) days of said Election Period or if he shall properly request Waiver Information and such is not supplied within seven (7) days of his request, the Election Period shall not end (and shall be extended to the extent, if any, that is necessary) prior to the ninetieth
                 (90th) day following the later of the date on which he receives such notice or the date on which he receives the Waiver Information.

          (ii) "Joint and Survivor Annuity" shall mean an Annuity which shall pay equal monthly installments to the Participant for life and upon his death shall provide monthly payments for the life of the Participant's Surviving Spouse in an amount equal to at least fifty percent (50%) and not more than one hundred percent (100%) of the monthly amount payable to the Participant under such Annuity during the joint lives of the Participant and the Participant's Surviving Spouse.

          (iii) "Spouse" shall mean the person to whom the Participant was married (and from whom he was not divorced by decree of court) at the time of reference, provided that the Committee may, but is not required to, rely on the Participant's written statement as to the existence and identity of a Spouse.

          (iv) "Surviving Spouse" shall mean a Spouse who was married to the Participant for the twelve month period immediately preceding the earlier of the date of the Participant's death, or the Participant's Annuity Starting Date and who is living on the day following the date of the Participant's death.

          (v) "Waiver" shall mean the written election by both the Participant and his Spouse, which is witnessed by a notary public or a Plan representative and which is filed with the Committee during the Election Period and is not revoked at the time of reference, not to receive his benefit in the form of a Joint and Survivor Annuity; provided that the Participant and his Spouse acknowledge in the election the effect of such election; and provided, further, that each Participant who has not been married throughout the twelve (12) month period immediately preceding his Annuity Starting Date shall be deemed to have filed such a written election (and not have revoked it) within the Election Period. This Waiver need not be executed by the Spouse if there is no Spouse or if it is established to the Plan representative's satisfaction that the Spouse cannot be located.

          (vi) "Waiver Information" shall mean the written explanation from the Committee to the Participant and his Spouse, prepared in non-technical language, of the terms and conditions of the Joint and Survivor Annuity, the financial effect of filing a Waiver upon the Participant's benefit and the Spouse's rights to such Accrued Benefit or the revocation of a Waiver if one has been filed and the rights of the Participant's Spouse to the Joint and Survivor Annuity hereunder.

     (b) Notwithstanding any provision hereof to the contrary, each Participant who shall have filed a Waiver may file a written revocation of such Waiver with the Committee at any time prior to the close of the Election Period, and may thereafter file a new Waiver prior to the close of the Election Period in the same manner and to the same extent as though no prior Waiver(s), or revocation(s) or reelection(s) thereof, had been filed. Whenever there is reference in this Plan to the filing of a Waiver, or a revocation or reelection thereof, it shall be deemed to refer to the status of the Participant with respect to such filing at the time of reference.

     13.4. Small Account Balances. Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested Account balances are less than $3,500, such balances shall be distributed as soon as practicable after his termination of employment in a lump sum payment.

     13.5. Reemployment. If a former Participant who is receiving installment distributions under the Plan or for whom a lump sum or annuity distribution is being processed (but has not yet been completed) is reemployed by an Employer or Related Company, payment of his Plan interest will cease. The unpaid portion of such individual's installments or Account balance shall be merged with the Participant Contributions and Employer Contributions made subsequent to reemployment. Such combined Account shall be subject to all provisions of the Plan including, but not limited to, withdrawals, loans and distributions.

     13.6. Distributions to Persons Under Disability. Notwithstanding the foregoing provisions of this Section, in the event that a Participant or Beneficiary is declared incompetent and the Committee receives evidence satisfactory to it that a conservator or other person legally charged with the care of his person or of his estate has been appointed, the amount of any benefit to which such Participant or Beneficiary is then entitled from the Trust Fund shall be paid to such conservator or other person legally charged with the care of his person or estate.

     13.7. Interests Not Transferable. The interests of Participants and their Beneficiaries under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of certain qualified domestic relations orders which relate to the provision of child support, alimony or marital rights of a spouse, child or other dependent and which meet such other requirements as may be imposed by section 414(p) of the Code or regulations issued thereunder.

     13.8. Absence of Guaranty. None of the Trustees, the Committee or the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the available assets of the Trust Fund.

     13.9. Designation of Beneficiary. Subject to the provisions of subsection 13.7, each Participant, from time to time, by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before he receives all of his benefits ("Beneficiary Designation Form"); provided, however, that if a Participant is married on the date of his death, any designation as Beneficiary of a person other than his spouse shall be effective only if:

     (a) his spouse acknowledges the effect of that designation and consents to it and to the specific person or persons or class of persons so designated in a writing which is filed with the Committee in such form as the Committee may require, which writing is witnessed by a notary; or

     (b) it is established to the satisfaction of the Committee that the consent required under paragraph (a) next above cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.

A Beneficiary Designation Form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all Beneficiary designation forms signed earlier. Except as otherwise specifically provided in this Section, if a deceased Participant failed to designate a Beneficiary as provided above, or if the designated Beneficiary of a deceased Participant dies before him, or before complete payment of the Participant's benefits, benefits shall be paid to the Participant's surviving spouse or, if there is no surviving spouse, to the legal representative or representatives of the estate of the last to die of the Participant and his Beneficiary. If there is any question as to the right of any Beneficiary to receive a distribution under the Plan, the Committee, in its sole discretion, may direct the Trustee to make payment, to the legal representative of the Participant's estate. The term "Beneficiary" as used in the Plan means the person or persons to whom a deceased Participant's benefits are payable under this subsection.

     13.10. Missing Recipients. Each Participant and each Beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or Beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a Participant, at his last post office address as shown on the Employers records, will be binding on the Participant and his Beneficiary for all purposes of the Plan. None of the Employers, the Committee or the Trustee will be required to search for or locate a Participant or Beneficiary. If a Participant or Beneficiary entitled to benefits under the Plan fails to claim such benefits and the Committee determines that it is unable to reasonably find his whereabouts, such benefits shall be forfeited and shall be used until exhausted to reduce the Employer Contributions otherwise required under Section 5 of the Employer which last employed the Participant.

If the whereabouts of the Participant or Beneficiary is subsequently determined, such forfeiture shall be restored by the Employer whose contributions were so reduced and such restoration shall not be treated as an Annual Addition for purposes of Section 9.

     13.11. Transfers to Related Plans. In the event that a Participant ceases to be covered under the Plan by reason of a transfer of employment to a Related Company, the Participant may elect, by writing filed with the Committee, at such time and in such manner as the Committee may require, to have his entire interest under the Plan transferred to any other defined contribution plan maintained by the Related Company which is qualified under Section 401(a) of the Code to the extent permitted by such plan.

                                  SECTION 14
                                  ----------
                                 The Committee
                                 -------------

     14.1. Membership. The membership of the Committee referred to in subsection
1.3 shall consist of one or more employees appointed by the Company. The members of the Committee shall be the "named fiduciaries" (as described in Section 402 of ERISA) under the Plan. In controlling and managing the operation and administration of the Plan, the Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting. The Committee may authorize any one of its members to execute any document, instrument or direction on its behalf. A written statement by a majority of the Committee members or by an authorized Committee member shall be conclusive in favor of any person (including the Trustee) acting in reliance thereon.

     14.2. Rights, Powers and Duties. The Committee shall have such authority as may be necessary to discharge its responsibilities under the Plan, including the following powers, rights and duties:

     (a) to adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan;

     (b) to enforce the Plan in accordance with its terms and with such rules and regulations as may be adopted by the Committee;

     (c) to determine all questions arising under the Plan, including questions relating to the eligibility, benefits and other Plan rights of Participants and Beneficiaries and to remedy ambiguities, inconsistencies or omissions;

     (d)  to direct all benefit payments under the Plan;

     (e) to furnish the Employers with such information with respect to the Plan as may be required by them for tax or other purposes;

     (f) to employ agents and counsel (who also may be employed by the Employers or the Trustee); and

     (g) to delegate to employees of the Employers and the agents or counsel employed by the Committee such powers as the Committee considers desirable.

     14.3. Application of Rules. In operating and administering the Plan, the Committee shall apply all rules of procedure and regulations adopted by it in a uniform and nondiscriminatory manner.

     14.4. Remuneration and Expenses. No remuneration shall be paid to any Committee member as such. However, the reasonable expenses of a Committee member incurred in the performance of Committee functions shall be reimbursed by the Company.

     14.5. Indemnification of the Committee. The Committee and the individual members thereof and any employees to whom the Committee has delegated responsibility in accordance with paragraph 14.2(h) shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee, its members or such employees by reason of the performance of a Committee function if the Committee, such members or employees did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

     14.6. Exercise of Committee's Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants in the Plan and other persons entitled to benefits thereunder, and

     (a) for the exclusive purpose of providing benefits to Participants and other persons entitled to benefits thereunder; and

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     14.7. Information to be Furnished to Committee. The Employers shall furnish the Committee such data and information as may be reasonably required. The records of the Employers as to a Participant's period of employment, termination of employment and the reasons therefor, leave of absence, reemployment and Compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data or information as it considers desirable to carry out the Plan.

     14.8. Resignation or Removal of Committee Member. A Committee member may resign at any time by giving 30 days advance written notice to the Company, the Trustee and the other Committee members. The Board of Directors of the Company may remove a Committee member by giving advance written notice to him, the Trustee and the other Committee members.

     14.9. Appointment of Successor Committee Members. With the approval of the Board of Directors of the Company, the President of the Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members, the other Employers and the Trustee. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

                                  SECTION 15
                                  ----------
                     Powers, Rights and Duties of Trustee
                     ------------------------------------

     15.1. Administration of Trust Assets. Subject to the limitations herein expressly set forth, the Trustee shall have the following powers and authority in connection with the administration of the assets of the Trust:

     (a) to sell, exchange, convey, transfer or otherwise dispose of any property held by the Trustee by private sale or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

     (b) to vote upon any stocks, bonds, or other securities (including stock of the Employer); to give general or special proxies or power of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Trust;

     (c) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

     (d) to register any investment held in the Trust in the Trustee's own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust; and

     (e) to do all acts whether or not expressly authorized which the Trustee may deem necessary or proper for the protection of the property held hereunder.

     15.2. Individual Trustees. At any time that a group of individuals is acting as Trustee, the number of such persons who shall act in such capacity from time to time shall consist of at least three individuals and shall be determined by the Employer. Such persons shall be appointed by the Employer and may or may not be Participants or employees of the Employer. Any action taken by a group of individuals acting as Trustee shall be taken at the direction of a majority of such persons.

     15.3. Employment of Investment Manager. The Trustee may employ as an investment manager or managers to manage all or any part of the Trust Fund any
(i) investment advisor registered under the Investment Advisors Act of 1940;
(ii) bank as defined in said Act; or (iii) insurance company qualified to perform investment management services in more than one state, which investment manager shall have all powers of the Trustee in the management of such part of the Fund, including the power to acquire or dispose of assets. In the event an investment manager is so appointed, the Trustee shall not be liable for the acts or omissions of such investment manager or be under any obligation to invest or otherwise manage that part of the Trust Fund which is subject to the management of the investment manager. The Trustee shall notify the Employer in writing of any appointment of an investment manager, and shall provide the Employer with the investment manager's written acknowledgment that it is a fiduciary with respect to the Plan.

     15.4 Expenses. Expenses incurred by the Trustee in the administration of the Trust Fund, including fees for legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, and all other proper charges and expenses of the Trustee and of their agents and counsel shall be paid by the Employer, or at its election at any time or from time to time, may be charged against the assets of the Trust, but until so paid shall constitute a charge upon the assets of the Trust. All taxes of any and all kind whatsoever which may be levied or assessed under existing or future laws upon the assets of the Trust or the income thereof shall be paid from such assets. Notwithstanding the foregoing, no compensation shall be paid to any Employee for services rendered under this Plan and Trust as a Trustee.

     15.5 Qualification Under Internal Revenue Laws. The Employer intends that the Trust qualify under the applicable provisions of the Code. Until advised to the contrary, the Trustee may assume that the Trust is so qualified and is entitled to tax exemption under the Code.

     15.6 Removal of Trustee; Appointment of Successor. The Trustee, or any member of a group of individuals acting as Trustee, may be removed by the Employer at any time upon thirty (30) days' notice in writing to the Trustee being removed and to any other individuals then acting as Trustee. Any Trustee, or any member of a group of individuals acting as Trustee, may resign at any time upon thirty (30) days' prior written notice to the Employer. Upon such removal or resignation of a Trustee, the Board of Directors shall either appoint a successor Trustee, who shall have the same powers and duties as those conferred upon the resigning or removed Trustee, or determine that a successor shall not be appointed and the number of Trustees shall be reduced by one (1).

     15.7 Trustee's Duties Limited. The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement; and nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any additional duties or responsibilities on the Trustee.

     15.8 Finality of Trustee's Decision or Acts. Any decision or action of the Trustee made or done in good faith upon any matter within the scope of authority and discretion of the Trustee shall be final and binding upon all persons.

     15.9 Trustee Indemnification. The Employer shall indemnify and hold harmless the Trustee for and from the assertion or occurrence of any liability to a Participant or Beneficiary for any action taken or omitted by the Trustee pursuant to any written direction to the Trustee from the Employer's officers or the Board of Directors. The Employer shall also indemnify and hold harmless the Trustee, other than a corporate Trustee, for and from any liabilities asserted or incurred in the exercise or performance of the rights, powers, obligations and discretions hereunder, unless such liabilities shall arise out of the gross negligence, fraud or bad faith of the Trustee. The Trustee may consult with legal counsel selected by the Trustee, who may be counsel for the Employer, with respect to the construction and administration of this Trust and shall not be liable for any action taken or omitted in good faith reliance on advice of such counsel. Such indemnification obligation of the Employer shall not be applicable to the extent that any such liability is covered by insurance.

                                  SECTION 16
                                  ----------
                           No Reversion to Employers
                           -------------------------

     No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as provided below:

     (a) Employer contributions under the Plan are conditioned on the initial qualification of the Plan under section 401(a) of the Code, and, if the Plan receives an adverse determination with respect to its initial qualification, then the Trustees shall, upon written request of an Employer, return to that Employer the value of the Plan assets attributable to the contributions made by that Employer under the Plan, within one year after the date that qualification of the Plan is denied. The preceding sentence shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as may be prescribed by the Secretary of the Treasury.

     (b) If a contribution or any portion thereof is made by an Employer by a mistake of fact, the Trustee shall, upon written request of the Employer, return the contribution or such portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment to the Trustees.

     (c) The contribution of each Employer under the Plan are conditioned upon the deductibility thereof under section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustees shall, to the extent cash is available and upon written request of that Employer, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to that Employer within one year after the date the deduction is disallowed.

     (d) If all liabilities to participants and other persons entitled to benefit under the Plan have been satisfied and there remain any assets in the Trust Fund, any residual assets shall be returned to the Employers.

                                  SECTION 17
                                  ----------
                           Amendment and Termination
                           -------------------------

     17.1. Amendment. While the Employers expect and intend to continue the Plan, the Company reserves the right to amend the Plan at any time, provided, that no amendment shall reduce a Participant's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the Employers and the Related Companies on the day of the amendment.

     17.2. Limitations On Right to Amend. No amendment shall be made to this Plan which shall:

     (a) Directly or indirectly operate to give the Company any interest whatsoever in the assets of the Trust or to deprive any Participant or Beneficiary of his vested interest in the assets of the Trust as then constituted, or cause any part of the income or corpus of the Trust to be used for or diverted to purposes other than the exclusive benefit of employees or their Beneficiaries;

     (b) Increase the duties or liabilities of the Trustee without the Trustee's prior written consent.

The Company specifically reserves the right to amend this Plan retroactively.

     17.3. Termination. The Plan will terminate as to all employees on any day specified by the Company. The Plan will terminate as to any Employer on the first to occur of the following:

     (a) the date it is terminated by that Employer if 30 days, advance written notice of the termination is given to the Trustee, the Committee and the other Employers;

     (b) the date that Employer completely and permanently discontinues its contributions under the Plan;

     (c)  the date that Employer is judicially declared bankrupt or insolvent;
          or

     (d) the dissolution, merger, consolidation or reorganization of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 17.4, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for that Employer under the Plan.

     17.4. Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each affected Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

     17.5. Vesting and Distribution on Termination and Partial Termination. On termination of the Plan in accordance with subsection 17.3, on partial termination of the Plan by operation of law, or in the event of a complete discontinuance of Employer, contributions to the Plan, each affected Participant's benefits will be nonforfeitable. If, on termination or partial termination of the Plan, a Participant remains in the employ of an Employer or a Related Company, the amount of his benefits shall be retained in the Trust until after his termination of employment with all of the Employers and Related Companies and shall be paid to him in accordance with the provisions of Section 13. The benefits payable to an affected Participant whose employment with all of the Employers and Related Companies is terminated coincident with the termination or partial termination of the Plan (and the benefits payable to an affected Participant on partial termination of the Plan) shall be paid to him in accordance with the provisions of Section 13. All appropriate accounting provisions of the Plan will continue to apply until the benefits of all affected Participants have been distributed to them.

     17.6. Notice of Amendment, Termination or Partial Termination. Affected Participants and Beneficiaries will be notified of an amendment, termination or partial termination of the Plan as required by law.

                                  SECTION 18
                                  ----------
                            Execution of Agreement
                            ----------------------

     18.1. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and no other counterpart need be produced.

     18.2. Acceptance by Trustee. The Trustee, by joining in the execution of this Agreement, hereby signifies the Trustee's acceptance thereof.

     18.3. Execution. To record the adoption of this Plan the Employer has caused this Agreement to be executed by its duly qualified officers and the Trustees have executed this Agreement, as of the day and year first above written.


                                             FAMTEC INTERNATIONAL, INC.

                                             By: /s/ James N. Farley
                                                 ---------------------------
                                             Its:         President
                                                 ---------------------------

ATTEST:

/s/ Charles A. Kelly
---------------------------------
           Secretary

                                                 TRUSTEES:


                                                 /s/ James N. Farley
                                                 ---------------------------
                                                 /s/ James V. Keefe
                                                 ---------------------------
                                                 /s/ Charles A. Kelly
                                                 ---------------------------

                       UNANIMOUS CONSENT TO THE ADOPTION
                             OF RESOLUTIONS BY THE
                             BOARD OF DIRECTORS OF
                           FAMTEC INTERNATIONAL, INC.

                                  June 1, 1989

     The undersigned, being all of the directors of Famtec International, Inc. ("FamTec") do hereby unanimously consent and agree to the following resolutions, which resolutions shall be of the same force and effect as if they were adopted at a meeting, to-wit:

          RESOLVED, That the Board of Directors of Famtec approves and adopts an amendment and restatement of the SpeedFam Corporation Profit Sharing Plan and Trust, renamed the FamTec Employees' Savings and Profit Sharing Plan and Trust (hereinafter referred to as the "Plan"), effective June 1, 1989. All of the terms and conditions of the amendment and restatement of the Plan are hereby incorporated in this resolution by reference.

          FURTHER RESOLVED, That the President of FamTec is hereby authorized, empowered and directed to execute the amendment and restatement of the Plan on behalf of FamTec and to take such further action as may be necessary or convenient to make the amendment and restatement effective.

     IN WITNESS WHEREOF, the undersigned, being all of the Directors of FamTec, have this 1st day of June, 1989, affixed their signatures hereunto in acknowledgment of their consent and agreement to the adoption of the resolutions hereinabove set forth.

APPROVED:


/s/ James N. Farley
-----------------------------------
James N. Farley, Director


/s/ James V. Keefe
-----------------------------------
James V. Keefe, Director


/s/ Carl S. Pedersen
-----------------------------------
Carl S. Pedersen, Director


/s/ Stuart L. Meyer
-----------------------------------
Stuart L. Meyer, Director


/s/ Makoto Kouzuma
-----------------------------------
Makoto Kouzuma, Director


/s/ Thomas J. McCook
-----------------------------------
Thomas J. McCook, Director

                               AMENDMENT TO THE
                         FAMTEC EMPLOYEES' SAVINGS AND
                         PROFIT SHARING PLAN AND TRUST

     Pursuant to Section 17.1 of the FamTec Employees' Savings and Profit Sharing Plan and Trust (the "Plan"), the Plan is hereby amended effective June 1, 1991, as follows:

     Replace Section 2.1 of the Plan with new Section 2.1 to read as follows:

          2.1 Participants. Each employee of an Employer who was employee by an Employer immediately prior to the Effective Date shall become a Participant as of the Effective Date, subject to the conditions and limitations of the Plan. Each other employee of the Employer, shall become a Participant in the Plan for purposes of making Pre-Tax Contributions and receiving Employer Matching Contributions under Section 4 and 5, as of the next December 1 if he is hired on or after December 1 and prior to June 1 of any Plan Year, or as of the next June 1 if he is hired on or after June 1 but prior to December 1 of any Plan Year.

          Each other employee of the Employer shall become a Participant in the Plan for purposes of receiving a Profit Sharing Contribution under Section
     5.3 as of the June 1 immediately following the date on which he commences employment. Subject to Section 8.1(b), such employee shall be entitled to receive a Profit Sharing Contribution on the next May 31 after the June 1 following the date on which he commences employment.

       IN WITNESS WHEREOF, this Amendment has been signed by the President and attested by the Secretary and the corporate seal has been firmly affixed on behalf of FamTec International, Inc., and the Trustees have executed this Amendment to indicate acceptance of the Trusts and duties hereby imposed on them as of this 22nd day of May, 1992.

                                      FAMTEC INTERNATIONAL, INC.

                                      By  /s/ James N. Farley
                                         -------------------------------
                                         Its President

ATTEST

/s/ Charles A. Kelly
--------------------------------
          Secretary



           (SEAL)
                                      TRUSTEES

                                      By  /s/ James N. Farley
                                         -------------------------------
                                         James N. Farley

                                      By  /s/ James V. Keefe
                                         -------------------------------
                                         James V. Keefe

                                      By  /s/ Charles A. Kelly
                                         -------------------------------
                                         Charles A. Kelly

                       UNANIMOUS CONSENT TO THE ADOPTION
                             OF RESOLUTIONS BY THE
                             BOARD OF DIRECTORS OF
                           FAMTEC INTERNATIONAL, INC.

       The undersigned, being all of the directors of FamTec International, Inc. ("FamTec") do hereby unanimously consent and agree to the following resolutions, which resolutions shall be of the same force and effect as if they were adopted at a meeting, to-wit:

          RESOLVED, That the Board of Directors of FamTec approves and adopts an amendment to Section 2.1 of the FamTec Employees' Savings and Profit Sharing Plan and Trust (the "Plan"), effective June 1, 1991, to change the dates upon which employees shall become eligible to become a Participant in the Plan. The terms and conditions of the amendment are hereby incorporated in this resolution by reference.

          FURTHER RESOLVED, That the President of FamTec is hereby authorized, empowered and directed to execute the amendment on behalf of FamTec and to take such further action as may be necessary or convenient to make the amendment effective.

     IN WITNESS WHEREOF, the undersigned, being all of the Directors of FamTec, have this 23rd day of May, 1992, affixed their signatures hereunto in acknowledgment of their consent and agreement to the adoption of the resolutions hereinabove set forth.


APPROVED:

/s/ James N. Farley
-------------------------------
James N. Farley, Director

/s/ James V. Keefe
-------------------------------
James V. Keefe, Director

/s/ Carl S. Pedersen
-------------------------------
Carl S. Pedersen, Director

/s/ Stuart A. Meyer
-------------------------------
Stuart A. Meyer, Director

/s/ Makoto Kouzuma
-------------------------------
Makoto Kouzuma, Director

/s/ Thomas J. McCook
-------------------------------
Thomas J. McCook, Director

/s/ Robert Miller
-------------------------------
Robert Miller, Director

                                SECOND AMENDMENT
                                     TO THE
                           FAMTEC EMPLOYEES' SAVINGS
                      AND PROFIT SHARING PLAN AND TRUST

     Pursuant to Section 17.1 of the FamTec Employees' Savings and Profit Sharing Plan and Trust (the "Plan"), the Plan is hereby amended as follows:

     1. Effective June 1, 1994, add the following language to the end of subsection 4.5 of the Plan:

           In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

           For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

           If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

2.   Effective January 1, 1993, replace Section 6 with the following new
     Section 6:

                                   SECTION 6

     TRANSFERS FROM RELATED PLANS AND ROLLOVER CONTRIBUTIONS

          Section 6.1. Transfers from Related Plans. Any individual who becomes an employee of an Employer by reason of a transfer of employment from a Related Company may elect, at such time and in such manner as the Committee may provide, to have the Plan accept a transfer of his fully vested interest under any defined contribution plan maintained by an Employer or Related Company and qualified under section 401(a) of the Code, in accordance with the provisions of the plan. Upon receipt by the Trustee of such assets, the Trustee shall place such assets in a Rollover Account for the individual and he shall be deemed to be fully vested in such assets. Immediately following the next May 31 coinciding with or next following the receipt of such assets by the Trustee, such assets shall be added to the Trust Fund and allocated to the individual's Account in such manner as the Committee determines best reflects the contribution source of the amounts transferred.

          Section 6.2. Direct Rollovers. Subsections 6.2 and 6.3 apply to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under subsections 6.2 and 6.3, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          Section 6.3. Definitions. (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

          (d) Direct rollover: a direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

3.   Add the following language to the end of subsection 9.1 of the Plan:

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150.000.

      IN WITNESS WHEREOF, this Amendment has been executed by the Company on this 30 day of May, 1995.


                                       FAMTEC INTERNATIONAL, INC.

                                       By:  /s/ James N. Farley
                                       ----------------------------------------
                                       Its: Chairman and Chief Executive Officer


Attest


/s/ Charles A. Kelly
-------------------------------
          Secretary

                                       TRUSTEES

                                       /s/ James N. Farley
                                       ----------------------------------------
                                       James N. Farley

                                       /s/ Roger K. Marach
                                       ----------------------------------------
                                       Roger K. Marach

                                       /s/ Charles A. Kelly
                                       ----------------------------------------
                                       Charles A. Kelly

                               THIRD AMENDMENT
                                    TO THE
                          FAMTEC EMPLOYEES' SAVINGS
                       AND PROFIT SHARING PLAN AND TRUST


     Pursuant to Section 17.1 of the FamTec Employees' Savings and Profit Sharing Plan and Trust (the "Plan"), the Plan is hereby amended as follows:

     1. Section 1.1 of the Plan shall be amended by adding the following sentence after the second sentence in such section and the name "SpeedFam" shall be substituted for "FamTec" each place it appears in the Plan.

     The Company's name was changed to SpeedFam International, Inc. effective as of July 27, 1995.

     2. Effective June 1, 1995, Section 9.5 of the Plan shall be amended by replacing it with a new Section 9.5 as follows:

          Section 9.5. Excess Annual Additions. If a Participant's Annual Additions for any Plan Year would otherwise exceed the limitations imposed by the foregoing provisions of subsection 9.2, the amount of the contributions and forfeitures which would otherwise be credited to the Participant's Accounts under this Plan and any Related Defined
     Contribution Plan shall be reduced as follows to the extent necessary to comply with such limitations. To the extent permitted under a Related Defined Contribution Plan, Annual Additions under such plan shall be reduced prior to any reduction under this Plan. Reductions under this Plan shall be made in the following manner. First, any excess Annual Additions (and income thereon) shall be returned to the Participant. If excess Annual Additions still remain, amounts attributable to Profit Sharing Contributions or Employer Matching Contributions (including forfeitures thereof) shall be credited to a (S)415 Suspense Account maintained in the Participant's name. Amounts credited to a Participant's (S)415 Suspense Account shall be credited to his contribution accounts in the following Plan Year or Plan Years, to the extent permitted by the foregoing provisions of this Section 9, and shall be used to reduce Profit Sharing Contributions or Employer Matching Contributions otherwise required for such Plan Years with respect to that Participant. If any amount remains in a Participant's (S)415 Suspense Account after the Plan Year in which he ceases to participate in the Plan, such amount shall be used to reduce Profit Sharing Contributions and Matching Contributions in the following Plan Year or Plan Years for all Participant's. In no event will the amount of returned Pre-Tax Contributions and sum of the value of all amounts credited to all (S)415 Suspense Accounts for any Plan Year

     (determined as of the date such amounts are credited) exceed the amount thereof attributable to: (1) forfeitures which arose under the Plan during the year, (2) the amount contributed for that year as a result of a reasonable error in estimating the Compensation of Participants, (3) the amount of Pre-Tax Contributions contributed as a result of a reasonable error in determining the amount of Pre-Tax Contributions or (4) as a result of such other circumstances as the Commissioner of Internal Revenue may permit.

     IN WITNESS WHEREOF, this Amendment has been executed by the Company on this 11th day of October, 1996.


                                     SPEEDFAM INTERNATIONAL, INC

                                     By:  /s/ James N. Farley
                                       ----------------------------------------
                                       Its: Chairman and Chief Executive Officer

Attest

/s/ Charles A. Kelly
----------------------------------
           Secretary


                                      TRUSTEES

                                      /s/ James N. Farley
                                      ------------------------------------------
                                      James N. Farley

                                      /s/ Roger K. Marach
                                      ------------------------------------------
                                      Roger K. Marach

                                      /s/ Charles A. Kelly
                                      ------------------------------------------
                                      Charles A. Kelly



                                      -2-